O'MELVENY & MYERS
                      1800 Century Park East
                    Los Angeles, CA 90067-1589
                     Telephone (213)553-6700
                          Telex 67-4097
                             October
                             4th
                             1983
                                              Our file number
                                              619,595-1
The New Economy Fund
333 South Hope Street
Los Angeles, California 90071
Gentlemen:
     At your request, we have examined the form of Registration Statement on Form N-1 filed by you with the Securities and Exchange Commission, and Pre-Effective Amendment Nos. 1 and 2 thereto in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of shares of beneficial interests (the "Shares"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization, issuance and sale of the Shares.
     Based upon our examination and upon our knowledge of your activities, it is our opinion that, subject to the Commission declaring said Registration Statement effective and the completion of the proposed action referred to above, and subject to the qualification of the Shares under the California Corporate Securities Law of 1968, the Shares, upon issuance and sale in the manner referred to in the Registration Statement will constitute legally issued and fully paid shares of beneficial interest, non assessable by you.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus constituting a part thereof.
                                   Respectfully submitted,
                                   /s/ O'Melveny & Myers